UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 3, 2011
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of The York Water Company was convened May 2, 2011 at the Strand Capitol Performing Arts Center, 50 North George Street, in the City of York, Pennsylvania, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect three (3) Directors to three-year terms of office.
The actions taken by the Shareholders concerning the election of Directors are as follows:
For	Withheld	Broker Non-votes
John L. Finlayson	7,236,542	votes	277,327	votes	3,363,603
Thomas C. Norris	7,302,030	votes	211,839	votes	3,363,603
Ernest J. Waters	7,272,769	votes	241,100	votes	3,363,603

The following Directors’ terms of office continued after the Annual Meeting:

Cynthia A. Dotzel	George Hay Kain, III
Michael W. Gang	Jeffrey S. Osman
Jeffrey R. Hines	Steven R. Rasmussen, CPA
George W. Hodges

(2)	To ratify the appointment of ParenteBeard LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2011.
The actions taken by the Shareholders concerning the appointment of ParenteBeard LLC independent accountants are as follows:

For Approval	10,703,745	Shares
Against Approval	105,044	Shares
Abstaining From Voting	68,683	Shares
Broker Non-vote	-	Shares

(3)	To approve, by non-binding vote, the compensation of the named executive officers;

The actions taken by the Shareholders concerning the approval of the compensation of the named executive officers are as follows:

	For Approval	6,674,890	Shares
	Against Approval	252,982	Shares
	Abstaining From Voting	585,997	Shares
	Broker Non-vote	3,363,603	Shares

(4)	To recommend, by non-binding vote, the frequency of future advisory votes on executive compensation;

The actions taken by the Shareholders concerning the frequency of future advisory votes on executive compensation are as follows:

	Three Years	4,583,607	Shares
	Two Years	372,618	Shares
	One Year	2,159,740	Shares
	Abstaining From Voting	397,904	Shares

Following the Annual Meeting of Shareholders, the Company determined that it will submit an advisory vote to shareholders every three years to approve the Company’s compensation for its executives as set forth in its proxy statement.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: May 3, 2011	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer